UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2013

U.S. WELL SERVICES, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-184491 (Commission File Number)	90-0794304 (I.R.S. Employer Identification No.)
770 South Post Oak Lane Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(832) 562-3730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01Entry into a Material Definitive Agreement

The information provided under Item 2.03 in this Current Report on Form 8-K regarding the New Notes, Indenture and the Registration Rights Agreement is incorporated by reference into this Item 1.01.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Issuance and Sale of Senior Notes

On October 18, 2013, U.S. Well Services, LLC (“USW LLC”) and its wholly owned subsidiary, USW Financing Corp. (“USW Finance,” and USW LLC and USW Finance referred to collectively as “we,” “our,” and “us” in this report), completed the issuance and sale of $46.0 million in aggregate principal amount of 14.50% Senior Secured Notes due 2017 (the “New Notes”).  We issued the New Notes as additional notes under the Indenture dated February 21, 2012 (the “Base Indenture”), by and among us, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Trustee”), as supplemented by that First Supplemental Indenture dated as of July 16, 2012 (the “First Supplemental Indenture”), by that Second Supplemental Indenture dated as of April 10, 2013 (the “Second Supplemental Indenture”) and by that Third Supplemental Indenture dated as of October 18, 2013 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”).  On February 21, 2012, we issued $85.0 million aggregate principal amount of 14.50% Senior Secured Notes due 2017 under the Indenture.  In August 2012 we repurchased $21,066,046 aggregate principal amount of 14.50% Senior Secured Notes due 2017 and in November 2012 we repurchased $2.5 million aggregate principal amount of 14.50% Senior Secured Notes due 2017.  On April 10, 2013, we issued $12.0 million aggregate principal amount of 14.50% Senior Secured Notes due 2017 under the Indenture.  The New Notes are guaranteed by each of U.S. LLC’s current and future subsidiaries (the “Guarantors”), other than Unrestricted Subsidiaries (as defined in the Indenture), Foreign Subsidiaries (as defined in the indenture) and USW Finance.   The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.  The New Notes were offered only to “institutional accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S of the Securities Act.

Interest on the New Notes will accrue from and including August 15, 2013 at an annual rate of 14.50%.  Interest on the New Notes is payable in cash semi-annually in arrears on February 15 and August 15, commencing on February 15, 2014.  The New Notes will mature on February 15, 2017.  The New Notes will be our senior secured obligations and will rank equally in right of payment with all of our and the Guarantors’ existing and future senior indebtedness.  The New Notes will (i) rank senior to all of our and the Guarantors’ existing and future subordinated indebtedness, (ii) be effectively senior to all of our and the Guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral securing the New Notes, (iii) be effectively subordinated to any of our and the Guarantors’ indebtedness that is secured by a first-priority lien on the collateral securing the New Notes to the extent of the value of the collateral securing such indebtedness, and (iv) be structurally junior to all existing and future indebtedness and other liabilities of each of USW LLC’s subsidiaries that do not guarantee the New Notes.

The Indenture contains customary restrictions on our activities, including covenants that limit our and our restricted subsidiaries’ ability to:

•	transfer or sell assets or use asset sale proceeds;

•	incur or guarantee additional debt or issue preferred equity securities;

•	pay dividends, redeem subordinated debt or make other restricted payments;

•	make certain investments;

•	create or incur certain liens on our assets;

•	incur dividend or other payment restrictions affecting our restricted subsidiaries;

•	enter into certain transactions with affiliates;

•	merge, consolidate or transfer all or substantially all of our assets;

•	engage in a business other than a business that is the same or similar to our current business and reasonably related businesses; and

•	take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the New Notes.

These restrictions are subject to a number of important qualifications and exceptions.

Upon an Event of Default (as defined in the Indenture), other than an Event of Default arising from certain events of bankruptcy and insolvency, the Trustee or the holders of at least

25% in principal amount of the then outstanding New Notes may declare all notes to be due and payable immediately.

We may at our option, redeem some or all of the New Notes at any time on or after (i) February 15, 2015 until February 14, 2016, at a redemption price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest, and (ii) until February 16, 2016, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and the Applicable Premium (as defined in the Indenture).

On any one or more occasions prior to February 15, 2015, we, at our option, may redeem up to 35% of the aggregate principal amount of the New Notes issued under the Indenture with proceeds of one or more qualified equity offerings at a redemption price of 110% of the aggregate principal amount, plus accrued and unpaid interest, provided that:

•

at least 65% of the original principal amount of the notes issued under the Indenture (including the New Notes and any other Additional Notes (as defined in the Indenture)) remains outstanding after each such redemption; and

•	the redemption occurs within 90 days after the closing of any such qualified equity offering.

We may, redeem some or all of the New Notes at any time on or prior to February 15, 2015, subject to certain notice requirements, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

If we experience certain kinds of changes of control, holders of the New Notes will be entitled to require us to purchase all or a portion of the New Notes at 101% of their principal amount, plus accrued and unpaid interest.

Within 45 days after March 31, but not including March 31, 2014, or September 30 for which our cash and cash equivalents is greater than $12.1 million, we will be required to offer to repurchase the New Notes at an offer price equal to 100% of their principal amount, plus accrued and unpaid interest and additional interest to the date of repurchase.

We will use the net proceeds from the sale of the New Notes to acquire a fourth and fifth hydraulic fracturing fleet, consisting of fracturing pumps and associated heavy equipment from various vendors.

Waiver and Consent

In connection with the issuance and sale of the New Notes, we received the consent from the holders of a majority of the aggregate principal amount of the 14.50% Senior Secured Notes due 2017 as of October 11, 2013 (the “Requisite Consents”) to waive any past or existing events of default under the Indenture or the New Notes with respect to or that may result from the issuance and sale of the New Notes or the issuance of the Additional Notes (as defined in the Indenture) by us, including specifically, but not limited to, the covenant contained in Section 4.09(a) of the Indenture, pursuant to which we are not permitted to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (as defined in the Indenture), unless the Fixed Charge Coverage Ratio (as defined in the Indenture) for us and the Guarantors on a consolidated basis on the day immediately preceding the date on which such additional debt is incurred would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the Net Proceeds (as defined in the Indenture) therefrom), as if the additional Indebtedness had been incurred at the beginning of the applicable calculation period pursuant to the definition of Fixed Charge Coverage Ratio.

We also received the Requisite Consents to approve of the amendments to certain covenants in the Indenture contained in the Third Supplemental Indenture.  The Third Supplemental Indenture, among other things, (a)  eliminates our obligation to commence an Excess Cash Offer (as defined in the Indenture) or make an Excess Cash Offer Payment (as defined in the Indenture) with respect to the March 31, 2014 Determination Date (as defined in the Indenture); (b) increases the amount of Permitted Debt (as defined in the Indenture) and letters of credit under Credit Facilities (as defined in the Indenture) to $15.0 million; (c) permits the incurrence of Indebtedness with respect to or resulting from the offering of the New Notes, as well as the incurrence of Capital Expenditures (as defined in the Indenture) to purchase up to $79.5 million of equipment from the proceeds of the offering of New Notes, together with the proceeds from a concurrent equity investment and available cash and cash equivalents from operations and short-term borrowings; and (d) clarifies that the collateral securing the 14.50% Senior Secured Notes due 2017 includes hydraulic fracturing equipment attached to trailers subject to certificates of title.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture are not complete and are qualified by reference to the complete documents, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Registration Rights Agreement

On October 18, 2013, we entered into a Registration Rights Agreement with the purchasers of the New Notes, pursuant to which we agreed to use our commercially reasonable efforts to (i) file with the SEC a registration statement on an appropriate form under the Securities Act (the “Exchange Offer Registration Statement”) relating to a registered exchange offer for the New Notes under the Securities Act, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) complete the exchange offer within 270 days following April 10, 2013. If we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay certain additional interest to the holders of the New Notes.

The foregoing description of the Registration Rights Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 4.5 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

4.1Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.2First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.3Second Supplemental Indenture dated April 10, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-k filed with the SEC on April 15, 2013).

4.4Third Supplemental Indenture dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.5Registration Rights Agreement dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Well Services, LLC

Date:	October 18, 2013	By:	/s/ Brian Stewart
Brian Stewart
President and Chief Executive Officer

Exhibit Index

4.1Indenture dated as of February 21, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.2First Supplemental Indenture dated as of July 16, 2012 by and among U.S. Well Services, LLC, USW Financing Corp., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 filed with the SEC on October 18, 2012 (SEC Registration No. 333-184491)).

4.3Second Supplemental Indenture dated April 10, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-k filed with the SEC on April 15, 2013).

4.4Third Supplemental Indenture dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee

4.5Registration Rights Agreement dated October 18, 2013, among U.S. Well Services, LLC, USW Financing Corp., the individual purchasers named therein, and Global Hunter Securities, LLC